Exhibit 10.13

ONE GAS, INC.

EQUITY COMPENSATION PLAN

1.	General

1.1 Establishment. By unanimous consent, the Board of Directors of the Company approved the adoption of this Plan, effective as of the Effective Date, subject to approval by ONEOK, the Company’s sole shareholder, prior to the Effective Date.

1.2 Purposes. The purposes of this Plan are (a) to provide competitive incentives that will enable the Company to attract, retain, motivate, and reward eligible Employees and Non-Employee Directors of the Company and its Subsidiaries, and (b) to give eligible Employees and Non-Employee Directors an interest parallel to the interests of the Company’s shareholders generally.

1.3 Duration of Plan.

(a) The Plan shall continue in effect for a term of ten years after the date on which the Board of Directors approved the adoption of the Plan, unless sooner terminated by the Board of Directors.

(b) The termination of the Plan will not affect the validity of any Stock Incentive outstanding on the termination date or the Committee’s ability to exercise the powers granted to it hereunder with respect to such Stock Incentives.

(c) In no event shall a Stock Incentive be granted under the Plan more than ten (10) years from the date on which the Board of Directors approved the adoption of this Plan.

1.4 Section 409A. The Company intends that Stock Incentives and Awards granted pursuant to the Plan be exempt from or comply with Section 409A and Treasury Regulations thereunder and the Plan shall be so construed.

2.	Definitions

Unless otherwise required by the context, the following terms, when and wherever used in this Plan, shall have the meanings set forth in this Section 2.

2.1 “Award” means an award of a Stock Incentive that is made under the Plan.

2.2 “Award Agreement” means a written instrument that is an agreement that evidences an Award and terms and provisions of a Stock Incentive granted under the Plan, pursuant to Section 17.4 or other provisions of the Plan.

2.3 “Beneficiary” means a person or entity (including a trust or estate), designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom the Participant’s rights under the Plan shall pass in the event of the death of the Participant.

2.4 “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

2.5 A “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2(c), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any company or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned or controlled, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of the Effective Date, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board of Directors; or, following a Merger which results in a Parent Company, the board of directors of the ultimate Parent Company; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(1) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger where:

(A) the stockholders of the Company, immediately before such Merger, own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the company resulting from such Merger (the “Surviving Company”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Company is not Beneficially Owned, directly or indirectly by another Person (a “Parent Company”), or (y) if there is one or more Parent Companies, the ultimate Parent Company;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (i) the Surviving Company, if there is no Parent Company, or (ii) if there is one or more Parent Companies, the ultimate Parent Company; and

(C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (i) the Surviving Company if there is no Parent Company, or (ii) if there is one or more Parent Companies, the ultimate Parent Company.

(2) A complete liquidation or dissolution of the Company; or

(3) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities if: (1) such acquisition occurs as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subparagraph) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially

Owned by the Subject Person, then a Change in Control shall occur, or (2) (A) within five business days after a Change in Control would have occurred (but for the operation of this subparagraph), or if the Subject Person acquired Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities inadvertently, then after the Subject Person discovers or is notified by the Company that such acquisition would have triggered a Change in Control (but for the operation of this subparagraph), the Subject Person notifies the Board of Directors that it did so inadvertently, and (B) within two business days after such notification, the Subject Person divests itself of a sufficient number of Shares or Voting Securities so that the Subject Person is the Beneficial Owner of less than twenty percent (20%) of the then outstanding Shares or the combined voting power of the Company’s then outstanding Voting Securities.

Notwithstanding anything in this Plan to the contrary, if an eligible Employee’s employment is terminated by the Company without Just Cause prior to the date of a Change in Control but the eligible Employee reasonably demonstrates that the termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan, provided a Change in Control shall actually have occurred.

Notwithstanding anything in this Plan to the contrary, the Separation shall not constitute a Change in Control.

Notwithstanding the foregoing, the Committee may from time to time provide in the written terms and provisions of a Stock Incentive instrument, Award or Award Agreement that a different definition of the terms Change in Ownership or Control shall apply and determine the time of settlement, distribution and payment of an Award for purposes of Section 409A and any deferral of compensation subject to the requirements of Section 409A under the Plan.

2.6 “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. References to a particular section of the Code shall include references to any related Treasury Regulations and to successor provisions.

2.7 “Committee” means the Committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of section 14.1 below.

2.8 “Common Stock” means common stock, $0.01 par value, of the Company.

2.9 “Company” means ONE Gas, Inc., an Oklahoma corporation.

2.10 “Deferred Compensation Program” means a program established by the Committee providing for the deferral of compensation with respect to Awards pursuant to sections 10 and 11.

2.11 “Director Fees” means all compensation and fees paid to a Non-Employee Director by the Company for his or her services as a member of the Board of Directors.

2.12 “Director Stock Award” means an award of Common Stock granted to a Non-Employee Director.

2.13 “Distribution” means the distribution of all of the outstanding shares of Company Common Stock to the holders of shares of ONEOK common stock in connection with the Separation.

2.14 “Distribution Date” means the effective date of the Distribution.

2.15 “Effective Date” means the effective date of the Distribution.

2.16 “Employee” means an employee of the Company or its Subsidiaries, including an officer or director who is such an employee.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.18 “Fair Market Value” means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or any other established stock exchange, the closing price of the Common Stock as reported by such stock exchange on the day for which such value is to be determined (or, if no sale of the Common Stock shall have been made on any such stock exchange that day, the closing price on the most recent prior day for which a sale was so reported) or (B) during any such time as the Common Stock is not listed upon an established stock exchange, the mean between high bid and low asked prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported in The Wall Street Journal or another reputable source designated by the Committee, or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Committee considering all relevant information including, by example and not by limitation, the services of an independent appraiser. In the case of an Incentive Stock Option, if the foregoing method of determining Fair Market Value should be inconsistent with section 422 of the Code, or in the case of any other type of Stock Incentive the foregoing method is determined by the Committee, in its discretion, to not be applicable, a “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code, or in such other manner as the Committee, in its discretion, determines to be appropriate, and shall mean the value as so determined.

Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or market system and consistently applied, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

2.19 “General Counsel” means the General Counsel of the Company serving from time to time.

2.20 “Incentive Stock Option” means an option, including an Option as the context may require, intended to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

2.21 “Just Cause” shall mean the Employee’s conviction in a court of law of a felony, or any crime or offense in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property, the Employee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Company (or a Subsidiary); any violation by the Employee of any covenant not to compete with the Company (or a Subsidiary); any act of dishonesty by the Employee which adversely affects the business of the Company (or a Subsidiary); any willful or intentional act of the Employee which adversely affects the business of, or reflects unfavorably on the reputation of the Company (or a Subsidiary); the Employee’s use of alcohol or drugs which interferes with the Employee’s performance of duties as an employee of the Company (or a Subsidiary); or the Employee’s failure or refusal to perform the specific directives of the Company’s Board of Directors, or its officers which directives are consistent with the scope and nature of the Employee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Company in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Company (or a Subsidiary), which is hereby acknowledged, to terminate the Employee’s employment at any time without cause.

2.22 “Non-Employee Director” means a member of the Board of Directors of the Company (or a Subsidiary) who is not an employee of the Company (or a Subsidiary), and who qualifies as a “Non-Employee Director” under the definition of that term in SEC Rule 16b-3.

2.23 “Non-Qualified Performance Stock Incentive” means a Performance Stock Incentive granted under the Plan that is not intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 17.9.

2.24 “Non-Statutory Stock Option” means an option, including an Option as the context may require, which is not intended to qualify for the tax treatment applicable to incentive stock options under section 422 of the Code.

2.25 “ONEOK Stock Programs” means the ONEOK, Inc. Equity Compensation Plan and the ONEOK, Inc. Long-Term Incentive Plan.

2.26 “Option” means an option granted under this Plan to purchase shares of Common Stock. Options may be Incentive Stock Options or Non-Statutory Stock Options.

2.27 “Former ONE Gas Employee” means any individual (or any beneficiary, dependent, or alternate payee of such individual, as the context requires) (i) whose employment with the Company or any of its Subsidiaries was terminated before the effective date of the Separation; or (ii) whose employment with any member of the ONEOK Group was terminated prior to January 1, 2014, if such individual was allocated in connection with the Separation to the Company or any of its Subsidiaries as of January 1, 2014 by ONEOK, Inc., in its sole discretion.

2.28 “ONEOK” means ONEOK, Inc., an Oklahoma corporation.

2.29 “ONEOK Group” means ONEOK and any of its direct or indirect subsidiaries.

2.30 “Participant” means an (i) individual who is granted a Replacement Award under the Plan or who receives an Award of Stock Units pursuant to Section 12, or (ii) an Employee who the Committee determines is in a position to contribute significantly to the growth and profitability of, or to perform services of major importance to the Company and/or Subsidiaries, or Non-Employee Director, who is selected by the Committee to be a Participant in the Plan and to be granted a Stock Incentive under the Plan.

2.31 “Performance Goal” means one or more criteria or standards established by the Committee to determine, in whole or in part, whether a Performance Stock Incentive shall be awarded or earned, which may include the criteria and standards established pursuant to Section 17.9.

2.32 “Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

2.33 “Performance Stock Award” means a Stock Incentive providing for a grant of shares of Common Stock the award or delivery of which is subject to specified Performance Goals.

2.34 “Performance Stock Incentive” means a Stock Incentive, including without limitation, a Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award providing for the award, delivery or payment of shares of Common Stock or cash, or a combination of each, that is subject to specified Performance Goals.

2.35 “Performance Unit Award” means a Stock Incentive providing for a grant of a unit or units representing an amount of cash or shares of Common Stock (including a Stock Unit), or a combination of each, that will be distributed in the future if continued employment and/or other specified Performance Goals or other performance criteria specified by the Committee are attained; and which Performance Goals or other performance criteria may include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 17.9; and which other contingencies may include the Participant’s depositing with the Company or a Subsidiary, acquiring or retaining for stipulated time periods specified amounts of Common Stock; and the amount of Stock Incentive may, but need not be determined by reference to the market value of Common Stock.

2.36 “Plan” means the ONE Gas, Inc. Equity Compensation Plan, as amended from time to time.

2.37 “Plan Year” means the calendar year beginning on January 1 and ending the next December 31.

2.38 “Qualified Performance Stock Incentive” means a Performance Stock Incentive granted under the Plan that is intended to qualify as qualified performance based compensation under Section 162(m) of the Code, as described in Section 17.9.

2.39 “Replacement Award” means an Award granted under the Plan to replace an award that is outstanding immediately prior to the Distribution Date that was granted under one of the ONEOK Stock Programs and that are held by an Employee or Former ONE Gas Employee.

2.40 “Restricted Stock Award” means shares of Common Stock which are issued or transferred to a Participant under Section 6, below, and which will become free of restrictions specified by the Committee if continued employment and/or Performance Goals or other performance criteria specified by the Committee are attained; and which Performance Goals or other criteria, circumstances or conditions arise, exist or are satisfied; and which may but need not include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 17.9

2.41 “Restricted Unit Award” means a Stock Incentive providing for a grant of a unit or units representing an amount of cash or shares of Common Stock or a combination of each, which become free of restrictions specified by the Committee if continued employment and/or Performance Goals or other criteria, circumstances or conditions arise, exist or are attained; and which may but need not include, without limitation, corporate, divisional or business unit financial or operating performance measures, as more particularly described in Section 17.9.

2.42 “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act, as such rule or any successor rule may be in effect from time to time.

2.43 “Secretary” means the Secretary of the Company.

2.44 “Section 16 Person” means a person subject to Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.45 “Section 409A” means Section 409A of the Code, and unless otherwise expressly indicated herein, all Treasury Regulations issued under Section 409A of the Code.

2.46 “Section 409A Deferred Compensation” means compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.

2.47 “Separation” means the separation of ONEOK’s local natural gas distribution business into an independent, publicly traded entity to be known as the Company.

2.48 “Share” or “Shares” means a share or shares of Common Stock.

2.49 “Stock” has the same meaning as Common Stock.

2.50 “Stock Appreciation Right” means a right granted to a Participant denominated in shares of Common Stock, to receive, upon exercise of the right (or both the right and a related Option, if applicable in the case of issuance in tandem with an Option), an amount, payable in shares of Common Stock, in cash, or a combination thereof that does not exceed the excess of the Fair Market Value of the share or shares of Common Stock on the date such right is exercised over the base price of such share or shares provided in and for such right on the date such right is granted, as determined by the Committee.

2.51 “Stock Bonus Award” means an amount of cash or shares of Common Stock which is distributed to a Participant or which the Committee agrees to distribute in the future to a Participant in lieu of, or as a supplement to, any other compensation that may have been earned by services rendered prior to the date the distribution is made. Unless otherwise determined by the Committee, the amount of the award shall be determined by reference to the Fair Market Value of Common Stock. Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards are specific types of Stock Bonus Awards.

2.52 “Stock Incentive” means rights and incentive compensation granted under this Plan in one of the forms referred to and provided for in Section 3.

2.53 “Stock Unit” means a unit evidencing the right to receive under certain conditions or in specified circumstances one (1) share of Common Stock or equivalent value, as determined by the Committee.

2.54 “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interest) having more than fifty percent (50%) of the voting power are or in the future become owned or controlled, directly or indirectly, by the Company; provided, however, that in the case of an Incentive Stock Option, the term “Subsidiary” shall mean a Subsidiary (as defined by the preceding clause) which is also a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.55 “Time-Lapse Restricted Stock Incentive” means a Restricted Stock Award, Restricted Unit Award, or any other Stock Incentive the award of which is based solely on continued employment with the Company or any Subsidiary for a specified period of time.

3.	Grants of Stock Incentives

3.1 Stock Incentives to Employees/Participants. Subject to the provisions of the Plan, the Committee may at any time, or from time to time, grant Stock Incentives to one or more Employees that the Committee selects to be a Participant in the Plan and to individuals who are eligible to receive a Replacement Award or Stock Units in connection with the Separation, which may be (i) Stock Bonus Awards, which may, but need not be Performance Stock Awards, Performance Unit Awards or Restricted Stock Awards, Restricted Unit Awards and/or (ii) Options, which may be Incentive Stock Options or Non-Statutory Stock Options, and/or (iii) Stock Appreciation Rights.

3.2 Non-Employee Director Awards. Subject to the provisions of the Plan, the Committee shall grant Director Stock Awards to Non-Employee Directors in accordance with Section 9 of the Plan. Notwithstanding anything else otherwise expressed or implied in the Plan, no other form of Stock Incentive shall be granted to Non-Employee Directors under the Plan, and in no event shall any grant of an Incentive Stock Option be made to a Non-Employee Director.

3.3 Modifications. After a Stock Incentive has been granted,

(a) the Committee may waive any term or condition thereof that could have been excluded from such Stock Incentive when it was granted, and

(b) with the written consent of the affected Participant, may amend any Stock Incentive after it has been granted to include (or exclude) any provision which could have been included in (or excluded from) such Stock Incentive when it was granted, and no additional consideration need be received by the Company in exchange for such waiver or amendment;

(c) provided, that modification of any Option or Stock Appreciation Right granted under the Plan shall be subject to the prohibition of repricing stated in Section 7.9 and Section 8.6, as applicable; and

(d) the modification of any Option or other Stock Incentive that provides for, or in order to provide for, deferral of compensation subject to Section 409A must meet all requirements under Section 409A and Treasury Regulations, including requirements applicable to Subsequent Elections and the requirement that acceleration of payment of deferred compensation shall not be permissible.

3.4 Forms of Stock Incentives. A particular form of Stock Incentive may be granted to a Participant either alone or in addition to other Stock Incentives hereunder. The provisions of particular forms of Stock Incentives need not be the same for each Participant.

4.	Stock Subject to the Plan

4.1 Shares Authorized. The maximum number of shares of Common Stock authorized to be issued or transferred pursuant to all Stock Incentives granted under the Plan shall be two million eight hundred thousand (2,800,000) shares, subject to the provisions governing restoration of shares stated below in Section 4.4 and adjustment in Section 15.

4.2 Grant, Award Limitations. Notwithstanding the foregoing, in addition to the overall maximum limitation in Section 4.1,

(a) The maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted or issued to any one (1) Employee or Participant in any Plan Year is five hundred thousand (500,000);

(b) The maximum number of shares of Common Stock with respect to which Stock Incentives other than Options or Stock Appreciation Rights may be granted or issued to any one (1) Employee or Participant in any Plan Year is five hundred thousand (500,000);

(c) The maximum aggregate number of shares of Common Stock and the maximum dollar amount that may be issued or paid as Performance Stock Incentives to any one (1) Employee or Participant in any Plan Year are five hundred thousand (500,000) shares of Common Stock, and Ten Million Dollars ($10,000,000), respectively;

(d) The maximum aggregate number of shares of Common Stock that may be issued under the Plan through the granting of Time-Lapse Restricted Stock Incentives is two million eight hundred thousand (2,800,000);

(e) The maximum aggregate number of shares of Common Stock that may be issued under the Plan through the granting of Incentive Stock Options is two million three hundred eighty thousand (2,380,000); and

(f) The exercise of Incentive Stock Options is also subject to the calendar year dollar limitation provided in Section 422(d) of the Code and Section 7.6.

4.3 Source of Shares. Such shares may be authorized but unissued shares of Common Stock, shares of Common Stock held in treasury, whether acquired by the Company specifically for use under this Plan or otherwise, or shares issued or transferred to, or otherwise acquired by, a trust pursuant to Section 17.5, as the Committee may from time to time determine, provided, however, that any shares acquired or held by the Company for the purposes of this Plan shall, unless and until issued or transferred to a trust pursuant to Section 17.5, or to a Participant in accordance with the terms and conditions of a Stock Incentive, be and at all times remain authorized but unissued shares or treasury shares (as the case may be), irrespective of whether such shares are entered in a special account for purposes of this Plan, and shall be available for any corporate purpose.

4.4 Restoration and Retention of Shares. If any shares of Common Stock subject to a Stock Incentive shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the termination, expiration or cancellation, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company prior to the time a Stock Incentive vests because of the Participant’s failure to comply with the terms and conditions of the Stock Incentive, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 4.1 and may be used thereafter for additional Stock Incentives under the Plan; to the extent a Stock Incentive under the Plan is settled or paid in cash, shares subject to such Stock Incentive will not be considered to have been issued and will not be applied against the maximum number of shares of Common Stock provided for in Section 4.1. If a Stock Incentive may be settled in shares of Common Stock or cash, such shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock; to the extent a Stock Incentive is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Incentive will again be deemed available for issuance or transfer under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and will not be available for future Stock Incentive grants: (i) Shares tendered by a holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the holder or withheld by the Company to satisfy any tax withholding obligation with respect to a Stock Incentive; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. For avoidance of doubt, Replacement Awards shall reduce the maximum number of shares of Common Stock available for issuance or transfer under the Plan and such shares may again be deemed available for issuance or transfer under the Plan only in accordance with this Section.

5.	Eligibility

An Employee who the Committee determines is in a position to contribute significantly to the growth and profitability of, or to perform services of major importance to, the Company and its Subsidiaries shall be eligible and may be designated by the Committee to participate in the Plan and be granted Stock Incentives as determined by the Committee, in its sole discretion, under the Plan. Subject to the provisions of the Plan, the Committee shall from time to time, in its sole discretion, select from such eligible Employees those to whom Stock Incentives shall be granted and determine the number of Shares to be granted and the form and terms of the such Stock Incentives. Non-Employee Directors shall be eligible to be granted Stock Incentives and to become Participants in the Plan to the extent provided in Sections 3.2 and 9 of the Plan.

6.	Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards

Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards shall be subject to the following provisions:

6.1 Grants. An eligible Employee may be granted a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award, and a Non-Employee Director may be granted a Director Stock Award, whether or not he or she is eligible to receive similar or dissimilar incentive compensation under any other plan or arrangement of the Company or its Subsidiaries.

6.2 Issuance of Shares. Shares of Common Stock subject to a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award, may be issued or transferred to a Participant at the time such Award is granted, or at any time subsequent thereto, or in installments from time to time, and subject to such terms and conditions, as the Committee shall determine. In the event that any such issuance or transfer shall not be made to the Participant at the time such Award is granted, the Committee may but need not provide for payment to such Participant, either in cash or shares of Common Stock, from time to time or at the time or times such shares shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares (as adjusted under Section 15) if such shares had been issued or transferred to such Participant at the time such Award was granted.

6.3 Cash Settlement. Any Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award may, in the discretion of the Committee, be settled or paid in cash, or shares of Common Stock, or in either cash or shares of Common Stock. If a Stock Incentive is settled or paid in cash, such settlement and/or payment shall be made on each date on which shares would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value on such date of the shares which would otherwise have been delivered or become unrestricted and the number of shares for which such cash payment is made shall be added back to the maximum number of shares available for use under the Plan. Shares of Common Stock shall be deemed to be issued only when and to the extent that a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award or other Stock Incentive under the Plan is actually settled or paid in shares of Common Stock; and to the extent a Stock Incentive is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Incentive will again be deemed available for issuance or transfer under the Plan.

6.4 Terms of Awards. Stock Bonus Awards, Performance Stock Awards, Performance Unit Awards, Restricted Stock Awards and Restricted Unit Awards, shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the shares issued or transferred pursuant to such Award, and conditions calling for forfeiture of the Award or the shares issued or transferred pursuant thereto in designated circumstances, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares to a Participant pursuant to any such Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Award. All or any portion of a Stock Bonus Award may but need not be made in the form of a Performance Stock Award, a Performance Unit Award, a Restricted Stock Award or a Restricted Unit Award.

6.5 Distribution, Payment and Transfer. The terms of each Stock Incentive and Award under the Plan shall provide that distribution, payment and transfer of Common Stock, cash or any other compensation shall not be subject to any feature or provision that would constitute a deferral of compensation, and transfer to the Participant shall be made so that the Participant actually receives such payment and transfer on or as soon as reasonably practicable after the end of the period during which such Stock Incentive or Award is subject to a substantial risk of forfeiture, and in no event later than a date within the same taxable year of the Participant in which such period ends, or, if later, by the 15th day of the third calendar month following the date specified for payment under the Award and the Plan, and with respect to which the

Participant shall not be permitted, directly or indirectly, to designate the taxable year of payment. Provided, that distribution, payment and transfer under an Award with a feature or provision that constitutes a deferral of compensation may be made under and pursuant to a Deferred Compensation Program, if established by the Committee pursuant to Section 11, at a specified time that is elected and provided for therein and subject to the provisions of such Award, and the terms and requirements of such Program and Section 409A, as provided for in Sections 11 and 13.

6.6 Loans Prohibited. The Committee shall not, without prior approval of the Company’s shareholders, grant any Stock Incentive that provides for the making of a loan or other extension of credit, directly or indirectly, by the Company, its Subsidiaries or Plan to an Employee, Participant, officer of the Company or its Subsidiaries, or any other person in connection with the grant, award or payment of such Stock Incentive.

6.7 Written Instrument. Each Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award and Restricted Unit Award shall be evidenced in writing as authorized and provided for in Section 17.4.

6.8 Director Awards. Director Stock Awards shall be granted as determined by the Committee in accordance with the provisions of Section 9, and as otherwise provided by this Plan.

7.	Options

Options shall be subject to the following provisions:

7.1 Option Price. Subject to the provisions of Section 14, the purchase price per share shall be, in the case of an Incentive Stock Option, a Non-Statutory Stock Option, or any other Option granted under the Plan, not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted (or in the case of any optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted).

7.2 Payment of Option Price. The purchase price of shares subject to an Option may be paid in whole or in part (i) in cash, (ii) by bank-certified, cashier’s or personal check subject to collection, (iii) if so provided in the Option and subject to such terms and conditions as the Committee may impose, by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by exercise of the Option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price, or (iv) if so provided in the Option and subject to such terms and conditions as are specified in the Option, in shares of Common Stock or other property surrendered to the Company. Property for purposes of this section shall include an obligation of the Company or a

Subsidiary unless prohibited by applicable law. Shares of Common Stock thus surrendered shall be valued at their Fair Market Value on the date of exercise. Any such other property thus surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. Notwithstanding any other provision of the Plan, the Committee shall not, without prior approval of the Company’s shareholders, grant an Option or any other Stock Incentive that provides for the making of a loan or other extension of credit, directly or indirectly, by the Company, a Subsidiary or the Plan to an Employee, Participant, officer of the Company or any of its Subsidiaries, or any other person in connection with the grant, exercise, payment or award of any such Option or other Stock Incentive.

7.3 Option Terms. Options may be granted for such lawful consideration, including money or other property, tangible or intangible, or labor or services received or to be received by the Company or a Subsidiary, as the Committee may determine when the Option is granted, including the agreement of the optionee to remain in the employ of the Company or one or more of its Subsidiaries at the pleasure of the Company (or the Subsidiaries) for such period, and on such terms, as are more particularly provided for therein. Property for purposes of the preceding sentence shall include an obligation of the Company or a Subsidiary unless prohibited by applicable law. Subject to the foregoing and the other provisions of this Section 7, each Option may be exercisable in full at the time of grant or may become exercisable in one or more installments, at such time or times and subject to satisfaction of such terms and conditions as the Committee may determine. The Committee may at any time accelerate the date on which an Option becomes exercisable, and no additional consideration need be received by the Company in exchange for such acceleration. Unless otherwise provided in the Option, an Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.

7.4 Exercise by Optionee. Each Option shall be exercisable during the life of the optionee only by him or her or his or her guardian or legal representative, and after the death of the optionee only by his or her Beneficiary or, absent a Beneficiary, by his or her estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution; provided, that an Option that is made transferable by its terms and approved by the Committee pursuant to Section 17 shall be exercisable by a permissible transferee in accordance with the terms of the Option. Each Option shall expire at such time or times as the Committee may determine; provided, that notwithstanding any other provision of this Plan, (i) no Option shall be exercisable after the expiration of ten (10) years from the date the Option was granted, and (ii) no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five (5) years from the date such Option is granted. The Committee may but need not provide for an Option to be exercisable after termination of employment until its fixed expiration date (or until an earlier date or specified event occurs). Unless otherwise specifically provided for under Section 11 and subject to the requirements of Section 13, an Option shall not provide for the deferral of compensation to a Participant.

7.5 Exercise of Option. An Option shall be considered exercised if and when written notice, signed by the person exercising the Option, or an electronic communication if such communication is authorized and approved by the Committee in the terms of the Option, and stating the number of shares with respect to which the Option is being exercised, is received by the Secretary in or on a form approved for such purpose by the Committee, accompanied by full payment of the Option exercise price in one or more forms of payment authorized by the Committee described in Section 7.2 (together with all applicable withholding taxes), for the number of share purchased. No Option may at any time be exercised with respect to a fractional share.

7.6 Incentive Stock Options. An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock which may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided that the aggregate Fair Market Value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options may be exercisable for the first time by any Employee during any calendar year (under all plans, including this Plan, of his or her employer corporation and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000) or such other amount, if any, as may apply under the Code. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from and after the date the Board approves the adoption of the Plan, or the date the Plan is approved by the shareholders of the Company, whichever is earlier. The Participant must notify the Company in writing within thirty (30) days after any disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option within two years from the grant date or one year from the exercise date. The Participant must also provide the Company with all information that the Company reasonably requests in connection with determining the amount and character of Participant’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition.

7.7 Written Instrument. Each Option shall be evidenced in writing as authorized and provided for in Section 17.4. An Option, if so approved by the Committee, may include terms, conditions, restrictions and limitations in addition to those provided for in this Plan including, without limitation, terms and conditions providing for the transfer or issuance of shares, on exercise of an Option, which may be non-transferable and forfeitable to the Company in designated circumstances.

7.8 Restored or Reload Options Prohibited. Notwithstanding any other provision of the Plan, the Committee shall not, without prior approval of Company’s shareholders, grant an Incentive Stock Option, Non-Statutory Option or other form of Option under this Plan containing any provision pursuant to which the optionee is to be granted a restored or reload Option of any kind by reason of the exercise of all or part of an Option by paying all or part of the exercise price of such Option by surrendering shares of Common Stock.

7.9 Repricing Prohibited. Notwithstanding any other provision of the Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Incentives may not, without Company shareholder approval, be amended to reduce the exercise price of outstanding Options, cancel outstanding Options in exchange for cash, other Stock Incentives or Options with an exercise price that is less than the exercise price of the original Options, or take any other action with respect to an Option that has the effect of buying out, repricing, replacing or regranting through cancellation underwater Options, including, but not limited to, any action that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

7.10 Regulatory Compliance. No Option shall be exercisable unless and until the Company (i) obtains the approval of all regulatory bodies whose approval the General Counsel may deem necessary or desirable, and (ii) complies with all legal requirements deemed applicable by the General Counsel.

8.	Stock Appreciation Rights

8.1 General. Subject to the terms of the Plan, Stock Appreciation Rights may be granted to Employees by the Committee upon such terms and conditions as the Committee determines; provided, that the base price per share of a freestanding Stock Appreciation Right shall be not less than one hundred percent (100%) of the Fair Market Value of a share of the Common Stock on the date of grant of a Stock Appreciation Right; and such Stock Appreciation Right shall be exercisable, or be forfeited or expire upon such terms as the Committee determines and are made a part of such Stock Appreciation Right.

8.2 Stock Appreciation Rights, Options. Stock Appreciation Rights may be granted by the Committee as freestanding Stock Incentives or in tandem with Options. A tandem Stock Appreciation Right may be included in an Option at the time the Option is granted or by amendment of the Option. Exercise of any such a tandem Stock Appreciation Right will be deemed to surrender the related Option for cancellation and vice versa.

8.3 Exercise. A Stock Appreciation Right shall be exercised by delivery of written notice (including facsimile or electronic transmittal) to the Committee setting forth the number of shares with respect to which the Stock Appreciation Right is exercised and date of exercise, at such time and as otherwise prescribed in the Stock Appreciation Right.

8.4 Settlement. A Stock Appreciation Right may be settled or paid in either cash, shares of Common Stock, or a combination thereof in accordance with its terms. If a Stock Appreciation Right is settled or paid in shares of Common Stock, such shares shall be deemed to be issued hereunder only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent that a Stock Appreciation Right is actually settled in cash and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Stock Appreciation Right shall again be deemed available for issuance or transfer under the Plan; and the maximum number of shares of Common Stock that may be issued under the Plan shall not be reduced by any actual settlement of a Stock Appreciation Right in cash. Unless otherwise specifically provided for under Section 11 and subject to the requirements of Section 13, a Stock Appreciation Right shall not provide for the deferral of compensation to a Participant.

8.5 Written Instrument. Each Stock Appreciation Right granted shall be evidenced in writing as authorized and provided in Section 17.4.

8.6 Repricing Prohibited. Notwithstanding any other provision of the Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Stock Incentives may not, without Company shareholder approval, be amended to reduce the exercise price of outstanding Stock Appreciation Rights, cancel outstanding Stock Appreciation Rights in exchange for cash, other Stock Incentives or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights or take any other action with respect to a Stock Appreciation Rights that has the effect of buying out, repricing, replacing or regranting through cancellation underwater Stock Appreciation Rights , including, but not limited to, any action that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

9.	Director Stock Awards

9.1 General. Each Non-Employee Director Participant shall receive such portion of his or her Director Fees in Common Stock as shall be established from time to time by the Board, with the remainder of such Director Fees to be payable in cash or in Common Stock as elected by the Non-Employee Director Participant in accordance with Section 9.2.

9.2 Non-Employee Director Election. Each Non-Employee Director Participant shall have an opportunity to elect to have the remaining portion of his or her Director Fees paid in cash or shares of Common Stock or a combination thereof. Except for the initial election following the Effective Date of the Plan, or the Director’s election to the Board, any such election shall be made in writing and must be made at least thirty (30) days before the beginning of the Plan Year in which the services are to be rendered giving rise to such Director Fees and may not be changed thereafter except by timely written election as to Director Fees for services to be rendered in a subsequent Plan Year. In the absence of such an election, such remaining portion of the Director Fees of a Non-Employee Director shall be paid entirely in cash. Nothing contained in this Section 9.2 shall be interpreted in such a manner as would disqualify the Plan for treatment as a “formula plan” under Rule 16b-3 pursuant to which the terms and conditions of each transaction authorized by Section 9.1 are fixed in advance by the relevant terms and provisions thereof.

9.3 Share Awards. The number of shares of Common Stock to be paid and distributed to a Non-Employee Director under the provisions of Sections 9.1 and 9.2, shall be determined by dividing the dollar amount of his or her Director Fees (which the Board has established, and/or such Non-Employee Director has elected) to be paid in Common Stock on any payment date by the Fair Market Value of a share of Common Stock on that date. Except as may otherwise be directed by the Committee, in its sole discretion, the payment and distribution of such shares to a Non-Employee Director shall be on or within five days after the date such Director Fees would otherwise have been paid to him or her in cash.

10.	Replacement Awards

Employees and Former ONE Gas Employees, who immediately prior to the Distribution, held awards granted under any ONEOK Stock Programs shall be eligible to receive Replacement Awards in connection with the Distribution. Replacement Awards may be granted as Restricted Stock Unit Awards and/or Performance Unit Awards and shall have the same general terms and conditions as the awards held by Employees and Former ONE Gas Employees immediately prior to the Distribution, including the term of the award, except that: (i) Replacement Awards that are Performance Unit Awards relating to performance after the Separation shall provide for payment determined using actual performance results from the Separation until the last day of the performance period to which they relate, based on performance criteria to be established by the Committee in accordance with the Plan, and (ii) Replacement Awards that are Performance Unit Awards relating to performance before the Separation shall provide for payment based on continued service with the Company from the Separation until the last day of the performance period to which they relate. Except as otherwise provided in this Section, Replacement Awards shall be subject to the Plan terms and conditions.

11.	Deferred Compensation Program

11.1 Establishment of Deferred Compensation Program. This Section 11 shall not be effective unless and until the Committee determines to establish a program or procedures under the Plan providing for deferral of compensation with respect to Awards (“Deferred Compensation Program”) pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, pursuant to Sections 6.2, 6.4, 7.3, 8.1 and 16.2 herein, and consistent with the requirements of Section 409A, may establish one or more Deferred Compensation Programs pursuant to the Plan under which:

(a) Deferred Compensation. Participants designated by the Committee may irrevocably elect, prior to a date specified by the Committee and subject to compliance with the requirements of Section 409A, to be granted an Award that provides for the deferral of compensation of Stock Units with respect to such number of shares of Common Stock and/or upon such other terms and conditions as established by the Committee in lieu of:

(1) shares of Common Stock otherwise issuable to a Participant upon the exercise of an Option;

(2) shares of Common Stock or cash otherwise issuable to a Participant upon the exercise of a Stock Appreciation Right;

(3) shares of Common Stock or cash otherwise issuable to a Participant upon the settlement and date of distribution, payment and transfer of a Restricted Unit Award;

(4) shares of Common Stock or cash otherwise issuable to a Participant upon the settlement, distribution, payment and transfer of a Performance Unit Award; or

(5) shares of Common Stock or cash otherwise issuable to a Participant upon the settlement, distribution, payment and transfer of any other form of Stock Incentive and Award that may otherwise be granted under the Plan.

(b) Award Deferral Feature. The providing for the deferral of compensation under a Stock Incentive or Award, upon the granting of such Stock Incentive or Award, or by amendment or change of its terms, is intended to and shall only affect the time of distribution, payment and transfer of the Award, consistent with the nature of the Award as authorized by the Plan, and shall in no event expand the types of Awards available under the Plan, increase the number of Shares available under the Plan, expand the classes of persons eligible under the Plan, provide for any extension of the term of the Plan, change the method of determining a strike price of Options granted under the Plan, or provide for the deletion or any limitation of any provision of the Plan or the Award prohibiting re-pricing, and shall not increase the potential dilution of shareholders of the Company over the lifetime of the Plan.

(c) Section 409A Compliance. The provisions of the Plan and any amendment of the Plan with respect to the deferral of compensation or a deferred compensation feature under a Stock Incentive or Award are intended to satisfy the requirements of Section 409A. It is intended that any and all amendments of the Plan and any Awards to satisfy the requirements of Section 409A shall not be made in any manner so as to expand the types of Stock Incentives or Awards available under the Plan, and the Plan and all Awards shall be interpreted and applied in a manner consistent with such intent.

11.2 Terms and Conditions of Stock Incentives, Awards. Stock Incentives or Awards granted under the Plan that pursuant to this Section 11 provide for deferral of compensation, shall be evidenced by Award Agreements applicable to such Stock Incentives or Awards and other written instruments in such form as the Committee shall from time to time establish. Award Agreements and other written instruments evidencing such Award Agreements may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions of Section 13.

(a) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares of Common Stock. A Participant may be entitled to dividend equivalent rights with respect to the payment of cash dividends on Common Stock during the period beginning on the date the Stock Units are granted to the

Participant and ending on the earlier of the date on which such Stock Units are settled, as provided for by the Award Agreement and determined by the Committee, subject to the terms and conditions of Section 13.

(b) Settlement, Payment and Transfer. A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement, distribution, payment and transfer date with respect to such Award in compliance with the requirements of Section 409A. The Company shall issue to the Participant on the specified payment date elected by the Participant, or established with respect to the Award, or as soon thereafter as practicable, a number of whole shares of Stock equal to the number of vested Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares.

12.	Deferred Company Shares Received in the Distribution.

Notwithstanding anything in this Plan to the contrary, each individual who, on the record date for the Distribution, holds an award of stock units issued in accordance with the individual’s election pursuant to the Deferred Compensation Program described in the ONEOK, Inc. Equity Compensation Plan (the “OKE ECP Deferred Compensation Program”) shall, effective as of the Effective Date, become a Participant and receive an Award of Stock Units pursuant to this Section 12 covering a number of Shares determined in accordance with the distribution ratio used in the Distribution. The time and form of settlement of an Award of Stock Units issued pursuant to this Section 12 shall be determined in accordance with a Participant’s original election pursuant to OKE ECP Deferred Compensation Program; provided, however, with respect to Participants who are employed by ONEOK following the Distribution, any Awards of Stock Units that will be settled upon (i) the individual’s separation from service will be settled only upon the individual’s separation from service from ONEOK or (ii) a change in the ownership or control of the company or in the ownership of a substantial portion of the assets of the company, will be settled only upon the a change in the ownership or control of ONEOK or in the ownership of a substantial portion of the assets of ONEOK.

13.	Compliance With Section 409A

13.1 Awards Subject to Section 409A. The provisions of this Section 13 shall apply to any Stock Incentive or Award or portion thereof that provides for the deferral of compensation and is or becomes subject to Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement or other written instrument applicable to such Award. Awards subject to Section 409A include, without limitation:

(a) Any Nonstatutory Stock Option or Stock Appreciation Right that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award;

(b) Each Stock Incentive or Award that provides for the deferral of compensation; and

(c) Any Restricted Stock Unit Award, Performance Award, cash-based Award or Other Stock-based Award if such Award provides for the deferral of compensation and either (i) the Award provides by its terms for settlement, distribution, payment and transfer of all or any portion of the Award on one or more specified dates or (ii) the Committee permits or requires the Participant to elect, or the Committee designates one or more dates on which the Award will be settled, distributed, paid and transferred.

13.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A and Treasury Regulations thereunder or other applicable Secretary of the Treasury published guidance, the following rules shall apply to any deferral of compensation and/or distribution elections (each, an “ Election ”) that may be permitted, required or designated by the Committee pursuant to an Award subject to Section 409A:

(a) All Elections must be in writing and specify the amount of the distribution, payment and transfer in settlement of an Award being deferred, as well as the Specific Time and form of distribution as permitted by this Plan, in accordance with Section 409A and the Treasury Regulations thereunder.

(b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that:

(1) if the Award provides for forfeitable rights under which the Participant has a legally binding right to a distribution, payment or transfer in a subsequent year that is subject to a condition requiring the Participant to continue to provide services for a period of at least 12 months from the date the Participant obtains a legally binding right to avoid forfeiture of the distribution, payment or transfer and the Election is made on or before the 30th day after the Participant obtains a legally binding right to the Award, provided that the Election is made at least 12 months in advance of the earliest date the Participant at which a forfeiture condition could lapse, or

(2) if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period to the extent permitted by Section 409A, or

(3) if the Election is otherwise permissible at a later date pursuant to Section 409A, the Treasury Regulations thereunder or other applicable guidance.

(c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 13.3, and Section 409A.

13.3 Subsequent Elections. Except as otherwise permitted or required by Section 409A, the Treasury Regulations thereunder or other applicable guidance, any Award subject to Section 409A which permits a subsequent Election (“Subsequent Election”) to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a) No Subsequent Election may take effect until at least twelve (12) months after the date on which the Subsequent Election is made;

(b) Each Subsequent Election related to a distribution, payment, or transfer in settlement of an Award not described in Section 13.4(b), 13.4(c) or 13.4(f) must result in a delay of the payment, distribution or transfer for a period of not less than five (5) years from the date such distribution, payment or transfer would otherwise have been made; and

(c) No Subsequent Election related to a distribution, payment or transfer pursuant to Section 13.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment as to such distribution, payment or transfer.

13.4 Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A or Treasury Regulations thereunder or other applicable guidance, no distribution, payment or transfer in settlement of an Award subject to Section 409A may commence earlier than:

(a) Separation from service within the meaning of and as provided for under Section 409A and the Treasury Regulations thereunder (“Separation from Service”);

(b) The date the Participant becomes Disabled (as defined below);

(c) Death;

(d) A Specified Time (or pursuant to a Fixed Schedule) that is either (i) designated by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 13.2 and/or 13.3, as applicable;

(e) A change in the ownership or control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of and as provided for under Section 409A and the Treasury Regulations thereunder); or

(f) The occurrence of an Unforeseeable Emergency (as defined below and as provided for under by Treasury Regulations under Section 409A).

For purposes of the foregoing and the Plan, a “Specified Time” means a date or dates at which deferred compensation is payable and that are nondiscretionary and objectively determinable at the time the compensation is deferred, as provided for in Treasury Regulations under Section 409A; and “Fixed Schedule” means the distribution or payment of deferred compensation in a fixed schedule of distributions or payments that are determined and fixed at the time the deferral of such compensation is first elected or designated pursuant to the Plan and the requirements of Section 409A.

Notwithstanding anything else herein to the contrary, if a Participant becomes entitled to a distribution on account of a Separation from Service and is a “Specified Employee” (within the meaning of and as provided for under Section 409A and the Treasury Regulations thereunder) on the date of the Separation from Service, no distribution pursuant to Section 13.4(a) in settlement of an Award subject to Section 409A may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of Separation from Service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

13.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. For purposes of the foregoing, Unforeseeable Emergency means a severe financial hardship to the Participant resulting from illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary circumstances arising as a result of events beyond the control of the Participant, including such events and circumstances as and considered to be an Unforeseeable Emergency under Code section 409A and the regulations thereunder. It is intended and directed with respect to any such unforeseeable emergency that any amounts distributed under the Plan by reason thereof shall not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution, payment or transfer in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

13.6 Disability. The Committee shall have the authority to provide in any Award subject to Section 409A for distribution, payment or transfer in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” and that term shall mean that a Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering Employees of the Company. A Participant will be deemed to be Disabled if such Participant is determined to be totally disabled by the Social Security Administration.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

13.7 Death. If a Participant dies before complete distribution, payment or transfer of amounts to be distributed, paid or transferred upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed, paid or transferred to his or her beneficiary under the distribution and payment method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distribution or payment upon death, distribution and payment shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

13.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution, payment or transfer under an Award subject to Section 409A, except as provided by Section 409A and/or the Treasury Regulations thereunder.

13.9 Additional Distribution Rule. Notwithstanding anything to the contrary herein, a distribution or payment shall be treated as made upon the date specified under the Plan if the payment is made at such date or a later date within the same taxable year of the Participant or, if later, by the 15th day of the third calendar month following the date specified under the Plan and the Participant is not permitted, directly or indirectly, to designate the taxable year of the payment. Any distribution that complies with this section shall be deemed for all purposes to comply with the Plan requirements regarding the time and form of distribution.

14.	Certain Change in Control, Termination of Employment and Disability Provisions

Notwithstanding any provision of the Plan to the contrary, any Stock Incentive which is outstanding but not yet exercisable, vested or payable at the time of a Change in Control shall become exercisable, vested and payable at that time; provided, that if such Change in Control occurs less than six months after the date on which such Stock Incentive was granted and if the consideration for which such Stock Incentive was granted consisted in whole or in part of future services, then such Stock Incentive shall become exercisable, vested and payable at the time of such Change in Control only if the Participant agrees in writing (if requested to do so by the Committee in writing) to remain in the employ of the Company or a Subsidiary at least through the date which is six months after the date such Stock Incentive was granted with substantially the same title, duties, authority, reporting relationships and compensation as on the day immediately preceding the Change in Control. Any Option affected by the preceding sentence shall remain exercisable until it expires or terminates pursuant to its terms and conditions. Subject to the foregoing provisions of this Section 14, the Committee may at any time, and subject to such terms and conditions as it may impose:

(a) authorize the holder of an Option to exercise the Option following the termination of the Participant’s employment with the Company and its Subsidiaries, or following the Participant’s disability, whether or not the Option would otherwise be exercisable following such event, provided that in no event may an Option be exercised after the expiration of its term;

(b) grant Options which become exercisable only in the event of a Change in Control;

(c) authorize a Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award, or Restricted Unit Award to become non-forfeitable, fully earned and payable upon or following (i) the termination of the Participant’s employment with the Company and its Subsidiaries, or (ii) the Participant’s disability, whether or not the Award would otherwise become non-forfeitable, fully earned and payable upon or following such event;

(d) grant Stock Bonus Awards, Performance Stock Award, Performance Unit Awards, Restricted Stock Awards or Restricted Unit Awards which become non-forfeitable, fully earned and payable only in the event of a Change in Control; and

(e) provide in advance or at the time of Change in Control for cash to be paid in settlement of any Option, Stock Bonus Award, Performance Stock Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award in the event of a Change in Control, either at the election of the Participant or at the election of the Committee; provided that the Company shall not be required to pay cash in settlement of any Option when the Option purchase price per share exceeds the Fair Market Value of the underlying Shares.

For avoidance of doubt, the Separation shall not constitute a Change in Control for purposes of the Plan. No Participant shall be treated as having terminated employment with the Company or any of its Subsidiaries for any purpose under the Plan as a result of the Separation or any transfers of employment between the Company and its Subsidiaries in contemplation of the Separation.

15.	Adjustment Provisions

In the event that any recapitalization, or reclassification, split-up or consolidation of shares of Common Stock shall be effected, or the outstanding shares of Common Stock shall be, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or any other entity or person, or a record date for determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or other property (other than normal cash dividends) shall occur, or other similar transaction, (i) the number and class of shares or other securities or property that may be issued or transferred pursuant to Stock Incentives thereafter granted or that may be optioned or awarded under the Plan to any Participant, (ii) the number and class of shares or other securities or property that may be issued or transferred under outstanding Stock Incentives, (iii) the purchase price to be paid per share under outstanding and future Stock Incentives, (iv) the terms and conditions of any outstanding Awards (including, without limitation, the performance period or any applicable performance targets or criteria with respect thereto); and (v) the price to be paid per share by the Company or a Subsidiary for shares or other securities or property issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities or property, shall in each case be equitably adjusted. Any such adjustments shall be done in a manner consistent with Code Sections 409A or 424, to the extent applicable. Any adjustment affecting an Award intended to qualify as qualified performance based compensation shall, to the extent determined by the Committee to be in the Company’s best interests, be consistent with the requirements of Code Section 162(m). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

16.	Administration

16.1 Committee. The Plan shall be administered by a committee of the Board of Directors consisting of two or more non-employee directors appointed from time to time by the Board of Directors. A majority of the Committee members shall constitute a quorum. The acts of a majority of the Committee members at a meeting at which a quorum is present or acts approved in writing by a majority of the Committee members shall be deemed acts of the Committee. Each member of the Committee shall satisfy such criteria of independence as the Board of Directors may establish and such regulatory or listing requirements as the Board of Directors may determine to be applicable or appropriate. No person shall be appointed to or shall serve as a member of such Committee unless at the time of such appointment and service he or she shall be a “Non-Employee Director,” as defined in SEC Rule 16b-3. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code.

16.2 Committee Authority, Rules, Interpretations of Plan. The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee shall, subject to the provisions of the Plan, have full power to interpret, administer and construe the Plan and any instruments issued under the Plan and full authority to make all determinations and decisions thereunder including without limitation the authority to (i) select the Participants in the Plan, (ii) determine when Stock Incentives shall be granted, (iii) determine the number of shares to be made subject to each Stock Incentive, (iv) determine the type of Stock Incentive to grant, (v) determine the terms and conditions of each Stock Incentive, including the exercise price, in the case of an Option, (vi) prescribe the terms and forms of written instruments evidencing Stock Incentives granted pursuant to and in accordance with the Plan and other forms necessary for administration of the Plan, and (vii) approve any transaction involving a Stock Incentive for a Section 16 Person (other than a “Discretionary Transaction” as defined in SEC Rule 16b-3) so as to exempt such transaction under SEC Rule 16b-3; provided, that any transaction under the Plan involving a Section 16 Person also may be approved by the Board of Directors, or may be approved or ratified by the shareholders of the Company, in the manner that exempts such transaction under SEC Rule 16b-3. The Committee may, at its discretion, delegate discretionary authority for day-to-day administration of the Plan to the Company’s Benefit Plan Administration Committee or its authorized representatives pursuant to a duly adopted resolution or a memorandum of action signed by all members of the Committee or approved via electronic transmission. All actions taken by the Company’s Benefit Plan Administration Committee or its authorized representative shall have the same legal effect and shall be entitled to the same deference as if taken by the Committee itself. The interpretation by the Committee of the terms and provisions of the Plan and any instrument or other evidence of a Stock Incentive issued thereunder, and its administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive on the Company, the shareholders of the Company, Subsidiaries, all Participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

16.3 Section 409A Compliance Authority. Notwithstanding any other provision of the Plan to the contrary or any Award or Award Agreement, the Committee may, but shall not be required to, in its sole and absolute discretion and without the consent of any Participant, amend the Plan, or any Award Agreement, or other written instrument issued under the Plan, or take such other actions with respect to an Award of Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan, or such Award Agreement or other written instrument to any present or future law, regulation or rule applicable to the Plan or such Award or Award Agreement, including without limitation, Section 409A and Treasury Regulations issued under Section 409A.

The Company intends that the Plan shall be administered and all Awards and Stock Incentives granted thereunder subject to Section 409A shall be administered, interpreted and applied in a manner that complies with Section 409A.

Provided, that the Company and the Committee makes no representations that Stock Incentives and Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Stock Incentives and Awards granted under the Plan. The Company, any of its Subsidiaries and the Committee shall not be responsible for any additional tax imposed upon a Participant or other person pursuant to Section 409A, nor shall the Company, any of its Subsidiaries or Committee indemnify or otherwise reimburse a Participant or other person for any liability incurred as a result of Section 409A.

16.4 Limitation of Liability. Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

17.	General Provisions

17.1 Nontransferability. Any provision of the Plan to the contrary notwithstanding, any Stock Incentive issued under the Plan, including without limitation any Option, shall not be transferable by the Participant other than by will or the laws of descent and distribution or to a Beneficiary designated by the Participant, unless the instrument evidencing the Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee; and any purported transfer of an Incentive Stock Option to a Beneficiary, or other transferee, shall be effective only if such transfer is, in the opinion of the General Counsel, permissible under and consistent with SEC Rule 16b-3 or Section 422 of the Code, as the case may be. Notwithstanding the foregoing, a Participant may transfer any Stock Incentive granted under this Plan, other than an Incentive Stock Option, to members of his or her immediate family (defined as his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members are the only partners if (and only if) the instrument evidencing such Stock Incentive expressly so provides (or is amended to so provide) and is approved by the Committee; provided, that under no circumstances shall any transfer of a Stock Incentive be made for value or consideration to the Participant. Any such transferred Stock Incentive shall continue to be subject to the same terms and conditions that were applicable to such Stock Incentive immediately prior to its transfer (except that such transferred Stock Incentive shall not be further transferable by the transferee inter vivos, except for transfer back to the original Participant holder of the Stock Incentive) and provided, further, that the foregoing provisions of this sentence shall apply to Section 16 Persons only if the General Counsel determines that doing so would not jeopardize any exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify. The designation of a Beneficiary by a Participant pursuant to Section 17.15 is not a transfer for purposes of the foregoing provisions of this paragraph.

17.2 No Employment Contract. Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employment of the Company or a Subsidiary, or shall affect the right of the Company or a Subsidiary to terminate the employment of any person at any time with or without cause.

17.3 Conditions to Issuance of Shares; Securities Laws Compliance. No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of the General Counsel, been satisfied. Any such issuance or transfer shall be contingent upon the person acquiring the shares giving the Company any written assurances the General Counsel may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the General Counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

17.4 Written Instrument. A Stock Incentive and Award granted under this Plan shall be evidenced in writing in such manner as the Committee determines, including, without limitation, by written Award Agreement or other physical instrument, by electronic communication, or by book entry. Such written evidence of a Stock Incentive shall contain the terms and conditions thereof, consistent with this Plan, which shall be incorporated in it by reference. In the event of any dispute or discrepancy regarding the terms of a Stock Incentive, the records of the Board of Directors and Committee shall be determinative.

17.5 Limitation of Interest. No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any shares of Common Stock (i) issued or transferred to, or acquired by, a trust, (ii) allocated, or (iii) reserved for the purposes of this Plan, or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued or transferred to him or her. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a Change in Control) for a number of shares of Common Stock, equal to the number of such shares subject to Stock Incentives then outstanding, to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company’s obligations under such Stock Incentives, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the Stock Incentives to which such shares relate shall not have been exercised or may not be exercisable or vested at that time.

17.6 Withholdings. The Company and its Subsidiaries may make such provisions as they may deem appropriate for the withholding of any taxes which they determine they are required to withhold in connection with the grant, exercise, vesting, distribution or payment of any Stock Incentive. Without limiting the foregoing, the Committee may, subject to such terms and conditions as it may impose, permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (i) paying cash to the Company, (ii) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant having a Fair Market Value equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes, or (iv) surrendering a number of shares of Common Stock the Participant already owns having a Fair Market Value equal to the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.7 Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to directors, officers or employees generally, or to any class or group of such persons, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

17.8 Section 16 Exemption Requirements. Any provision of the Plan to the contrary notwithstanding, except to the extent that the Committee determines otherwise, transactions by and with respect to Section 16 Persons under the Plan are intended to qualify for any applicable exemptions provided by SEC Rule 16b-3, and the provisions of the Plan and Stock Incentives granted under the Plan shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

17.9 Section 162(m) Qualification. Any provision of the Plan to the contrary notwithstanding, except to the extent the Committee determines otherwise, transactions with respect to persons whose remuneration would not be deductible by the Company but for compliance with the provisions of Section 162(m) of the Code are intended to be Qualified Performance Stock Incentives that comply with the provisions of Section 162(m) of the Code. The Plan is also intended to give the Committee the authority to award Stock Incentives that are Qualified Performance Stock Incentive awards that qualify as performance-based compensation under Section 162(m) of the Code, as well as Stock Incentives that are Non-Qualified Performance Stock Incentive awards that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. In administration and interpretation of the Plan:

(a) Performance Stock Incentives granted to Employees under the Plan that are intended to be Qualified Performance Stock Incentives shall be paid, vested or otherwise awarded and delivered solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in writing. A Performance Goal shall generally be pre-established prior to commencement of the Performance Period, and in no event later than the earlier of (i) ninety (90) days after the commencement of the period of service to which a Performance Goal relates, provided, that the outcome is substantially uncertain at the time the Performance Goal is established, and (ii) the lapse of twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the Performance Goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal shall be deemed objective if a third party having knowledge of the relevant facts could determine if it is met. Such a Performance Goal may be based on one or more business performance criteria that apply to a Participant, one or more business units, Subsidiaries, divisions or sectors of the Company, or the Company as a whole, and if so determined by the Committee, by comparison with a designated peer group of companies or businesses. A Performance Goal may include one or more of the following criteria or standards: (i) increased revenue, (ii) net income measures, including without limitation, income after capital costs, and income before or after taxes, (iii) stock price measures, including without limitation, growth measures and total stockholder return, (iv) market share, (v) earnings per share (actual or targeted growth), (vi) earnings before interest, taxes, depreciation, and amortization, (vii) economic value added, (viii) cash flow measures, including without limitation, net cash flow, and net cash flow before financing activities, (ix) return measures, including without limitation, return on equity, return on average assets, return on capital, risk adjusted return on capital, return on investors’ capital and return on average equity, (x) operating measures, including without limitation, operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency, (xi) expense measures, including but not limited to, finding and development costs, overhead costs, and general and administrative expense, (xii) margins, (xiii) shareholder value, (xiv) total shareholder return, (xv) reserve addition, (xvi) proceeds from dispositions, (xvii) total market value, and (xviii) corporate value criteria or standards including, without limitation, ethics, environmental and safety compliance.

(b) A Performance Goal need not be based upon an increase or a positive result under a particular business criterion, and may include, the maintaining of the status quo or limiting economic or financial losses measured by reference to specific business criteria. A Performance Goal must include business criteria, and a Performance Goal shall not be established or be considered to exist based on the mere continued employment of an Employee.

(c) Performance Goals may be identical for all Participants, or may be different for one or more Participants, as determined by the Committee in its sole discretion.

(d) In interpreting the provisions of the Plan and Stock Incentives granted under the Plan applicable to Qualified Performance Stock Incentives, it is intended that the Plan will conform with the standards and requirements of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2), and any successor provisions of the Code and Treasury Regulations as to Stock Incentives granted to those Employees whose compensation is, or likely to be, subject to Section 162(m) of the Code, and the Committee in establishing Performance Goals and interpreting the Plan and Stock Incentives shall be guided by such provisions, as it determines, in its sole discretion.

(e) Prior to the payment or distribution of any compensation based upon the achievement of Performance Goals for a Qualified Performance Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. The approved minutes of a Committee meeting or written memorandum of action of the Committee without a meeting in which the certification is made may be treated as a written certification. Certification by the Committee is not required for compensation that is attributable solely to the increase in the value of the Common Stock.

(f) Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Stock Incentives that are granted pursuant to the Plan shall be determined by the Committee.

17.10 Plan Acceptance. By accepting any benefits under the Plan, each Participant, and each person claiming under or through a Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, any of its Subsidiaries and their agents and employees, the Board of Directors and the Committee.

17.11 Governing Law. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Oklahoma, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Oklahoma, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

17.12 No Secured Interest. A Participant shall have only a right to shares of Common Stock or cash or other amounts, if any, payable in settlement of a Stock Incentive under this Plan, unsecured by any assets of the Corporation or any other entity.

17.13 Gender and Singular References. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.

17.14 Death of Participant. Unless otherwise specified in the Stock Incentive, if the person to whom the Stock Incentive is granted dies, then (1) an Option that is not yet exercisable shall become immediately exercisable in full, (2) any remaining restrictions with respect to the Stock Incentive shall expire, and (3) the Committee may alter or accelerate the settlement schedule, Performance Goals or other performance criteria, or payment or other terms of any Stock Incentive.

17.15 Beneficiary Designation. A Participant to whom a Stock Incentive is granted under this Plan may designate a Beneficiary in writing and in accordance with such requirements and procedures as the Committee may establish.

17.16 Company Policies. All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

18.	Plan Amendment and Termination

The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless approval of the amendment in question by the shareholders of the Company is required under Oklahoma law, the Code (including without limitation Code Section 422), any applicable exemption from Section 16 of the Exchange Act (including without limitation SEC Rule 16b-3) for which the Company intends Section 16 Persons to qualify, any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect to the Plan, or under any other applicable laws, rules or regulations, in which case such amendment shall be effective only if and to the extent it is approved by the shareholders of the Company as so required. The Plan may also be terminated at any time by the Board of Directors. No amendment or termination of this Plan shall adversely affect any Stock Incentive granted prior to the date of such amendment or termination without written consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, or any written instrument issued under the Plan, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement or instrument to any present or future law, regulation or rule applicable to the Plan, including, without limitation, Section 409A.